EXHIBIT 99.1

Contact:
Investors:	Kelsey DeBriyn
724.820.3927
kelsey.debriyn@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q1 ACV, Revenue and
Operating Cash Flow

Increases FY 2022 Outlook on ACV and Revenue in Constant Currency

Details related to our financial guidance, including assumptions, are included in our prepared remarks document.

/ Key Highlights - Q1 2022

•GAAP revenue of $425.1 million and non-GAAP revenue of $428.6 million
•GAAP diluted earnings per share of $0.81 and non-GAAP diluted earnings per share of $1.36
•GAAP operating profit margin of 19.1% and non-GAAP operating profit margin of 34.7%
•Operating cash flows of $210.9 million
•Annual contract value (ACV) of $344.1 million
•Deferred revenue and backlog of $1,203.2 million on March 31, 2022

PITTSBURGH, PA, May 4, 2022/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported first quarter 2022 GAAP and non-GAAP revenue growth of 17% and 15% in reported currency, respectively, or 20% and 18% in constant currency, respectively, when compared to the first quarter of 2021. For the first quarter of 2022, the Company reported diluted earnings per share of $0.81 and $1.36 on a GAAP and non-GAAP basis, respectively, compared to $0.82 and $1.12 on a GAAP and non-GAAP basis, respectively, for the first quarter of 2021. Additionally, the Company reported first quarter 2022 ACV growth of 8% in reported currency, or 11% in constant currency, when compared to the first quarter of 2021.
“We are off to a strong start in 2022. We delivered double-digit ACV and revenue growth in constant currency for the first quarter and exceeded our financial guidance across all key metrics. Our robust results in the first quarter are a testament to the essential role we play in advancing our customers’ digital transformation initiatives as well as our strong customer relationships and leading multiphysics product portfolio. Our customers continue to rely on Ansys simulation to drive innovation across their next-generation products. Looking to the remainder of 2022 and beyond, I am confident in our ability to execute against our model,” said Ajei Gopal, Ansys president and CEO.
Q1 2022 Financial Results // 1

Nicole Anasenes, Ansys CFO, stated, “We continue to demonstrate that our business model and market position remain robust. Our first quarter results represent a strong start to the year, continuing the momentum off of the outstanding performance in 2021. During Q1, Ansys recorded ACV growth of 11% in constant currency and GAAP and non-GAAP revenue growth of 20% and 18% in constant currency, respectively. Given the strength of our forecast and current customer demand, we are raising our full-year ACV and revenue in constant currency.”

/ Financial Results
Ansys' first quarter 2022 and 2021 financial results are presented below. The 2022 and 2021 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue from business combinations closed prior to 2022, stock-based compensation, excess payroll taxes related to stock-based compensation, amortization of acquired intangible assets, transaction expenses related to business combinations and adjustments for the income tax effect of the excluded items.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change
Revenue	$425.1	$363.2	17%	$428.6	$372.1	15%
Net income	$71.0	$72.4	(2)%	$119.2	$98.9	21%
Diluted earnings per share	$0.81	$0.82	(1)%	$1.36	$1.12	21%
Operating profit margin	19.1%	13.8%		34.7%	33.5%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2022 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months ended March 31, 2022 and 2021, and for the 2022 financial outlook, can be found later in this release.

/ Other Performance Metrics

(in millions, except percentages)	Q1 2022	Q1 2021	% Change	% Change in Constant Currency
ACV	$344.1	$319.4	8%	11%
Operating cash flows	$210.9	$171.1	23%

ACV is a metric the Company uses to better understand the business. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and subscription lease contracts with start dates or anniversary dates during the period, plus
•the value of perpetual license contracts with start dates during the period, plus
•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•the value of work performed during the period on fixed-deliverable services contracts.

/ Management's 2022 Financial Outlook
The Company's second quarter and updated FY 2022 revenue, diluted earnings per share and ACV guidance is provided below. The Company is also updating its FY 2022 guidance for operating cash flows. The revenue and
Q1 2022 Financial Results // 2

diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction expenses and adjustments for the income tax effect of the excluded items.
This guidance is based on the Company's evaluation of factual information it has determined to be relevant and the application of certain assumptions made by the Company. Please refer to the Company's prepared remarks document for additional information regarding the Company's financial guidance, including its assumptions regarding overall business dynamics.

/ Second Quarter 2022 Guidance
The Company currently expects the following for the quarter ending June 30, 2022:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$447.9	-	$472.9	$450.0	-	$475.0
Revenue Growth Rate	0.3%	-	5.9%	(0.6%)	-	5.0%
Revenue Growth Rate — Constant Currency	5.6%	-	11.2%	4.5%	-	10.1%
Diluted earnings per share	$0.80	-	$1.03	$1.46	-	$1.64
The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations closed prior to 2022 in the amount of $2.1 million for the quarter ending June 30, 2022.

(in millions, except percentages)	Other Financial Metrics
ACV	$442.0	-	$462.0
ACV Growth Rate	2.7%	-	7.3%
ACV Growth Rate — Constant Currency	8.7%	-	13.4%

/ Fiscal Year 2022 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2022:

(in millions, except percentages and per share data)	GAAP			Non-GAAP
Revenue	$1,997.6	-	$2,057.6	$2,005.0	-	$2,065.0
Revenue Growth Rate	4.8%	-	7.9%	3.8%	-	6.9%
Revenue Growth Rate — Constant Currency	9.0%	-	12.2%	8.0%	-	11.1%
Diluted earnings per share	$5.00	-	$5.54	$7.53	-	$7.94

The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations closed prior to 2022 in the amount of $7.4 million for the fiscal year ending December 31, 2022.

Q1 2022 Financial Results // 3

Despite the challenging geopolitical environment, the updated FY 2022 guidance reflects an operational raise. We have fully absorbed the removal of Russia and Belarus from our outlook for the remainder of the year and increased our operational outlook on ACV, revenue, diluted EPS and operating cash flows.

Offsetting this strong outlook, meaningful U.S. Dollar strengthening in exchange rates has created unprecedented headwinds for us. As a result, the guidance also assumes incremental adverse impacts from currency, primarily driven by substantial fluctuations in the Euro and Japanese Yen exchange rates.

The impacts of sanctions and currency are solely the result of macroeconomic events. The underlying foundation of our business remains strong and we continue to see momentum. The below chart captures the drivers of the update to our guidance initiated in February:

(in millions, except per share data)	Mid-point of Guidance in February	Incremental Operational Performance	Reduction due to Russia and Belarus Sanctions	May mid-point of Guidance at February Exchange Rates	Currency Fluctuations	May mid-point of Guidance at Current Exchange Rates
ACV	$2,020	$35	($18)	$2,037	($47)	$1,990
Revenue	$2,075	$20	($15)	$2,080	($45)	$2,035
Diluted earnings per share	$7.87	$0.25*	($0.14)	$7.98	($0.24)	$7.74
Operating cash flows	$600	$20	($12)	$608	($18)	$590
*Inclusive of a $0.06 increase due to lower shares outstanding in comparison to our February guidance.

(in millions, except percentages)	Other Financial Metrics
ACV	$1,960.0	-	$2,020.0
ACV Growth Rate	4.8%	-	8.0%
ACV Growth Rate — Constant Currency	9.2%	-	12.4%
Operating cash flows	$570.0	-	$610.0

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on May 5, 2022 to discuss first quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 9408660. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-and-presentations/events-calendar.
Q1 2022 Financial Results // 4

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	March 31, 2022	December 31, 2021
ASSETS:
Cash & short-term investments	$657,765	$668,028
Accounts receivable, net	513,738	645,891
Goodwill	3,399,897	3,409,271
Other intangibles, net	739,059	763,119
Other assets	742,724	838,005
Total assets	$6,053,183	$6,324,314
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$386,019	$391,528
Long-term debt	744,575	753,576
Other liabilities	558,638	695,162
Stockholders' equity	4,363,951	4,484,048
Total liabilities & stockholders' equity	$6,053,183	$6,324,314

Q1 2022 Financial Results // 5

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended
(in thousands, except per share data)	March 31, 2022	March 31, 2021
Revenue:
Software licenses	$157,445	$132,604
Maintenance and service	267,632	230,622
Total revenue	425,077	363,226
Cost of sales:
Software licenses	8,436	7,606
Amortization	17,252	14,949
Maintenance and service	39,072	39,548
Total cost of sales	64,760	62,103
Gross profit	360,317	301,123
Operating expenses:
Selling, general and administrative	169,755	146,215
Research and development	105,274	100,479
Amortization	4,125	4,407
Total operating expenses	279,154	251,101
Operating income	81,163	50,022
Interest income	527	517
Interest expense	(2,967)	(3,315)
Other (expense) income, net	(694)	399
Income before income tax provision (benefit)	78,029	47,623
Income tax provision (benefit)	7,041	(24,775)
Net income	$70,988	$72,398
Earnings per share – basic:
Earnings per share	$0.81	$0.83
Weighted average shares	87,122	86,808
Earnings per share – diluted:
Earnings per share	$0.81	$0.82
Weighted average shares	87,750	87,986

Q1 2022 Financial Results // 6

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	March 31, 2022
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$425,077	$360,317	84.8%	$81,163	19.1%	$70,988	$0.81
Acquisition accounting for deferred revenue	3,560	3,560	0.1%	3,560	0.7%	3,560	0.04
Stock-based compensation expense	—	2,563	0.6%	35,651	8.3%	35,651	0.41
Excess payroll taxes related to stock-based awards	—	417	0.1%	5,053	1.2%	5,053	0.06
Amortization of intangible assets from acquisitions	—	17,252	4.0%	21,377	5.0%	21,377	0.24
Transaction expenses related to business combinations	—	—	—%	1,738	0.4%	1,738	0.02
Adjustment for income tax effect	—	—	—%	—	—%	(19,132)	(0.22)
Total non-GAAP	$428,637	$384,109	89.6%	$148,542	34.7%	$119,235	$1.36
1 Diluted weighted average shares were 87,750.

	Three Months Ended
	March 31, 2021
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$363,226	$301,123	82.9%	$50,022	13.8%	$72,398	$0.82
Acquisition accounting for deferred revenue	8,923	8,923	0.4%	8,923	2.0%	8,923	0.10
Stock-based compensation expense	—	3,562	1.0%	35,119	9.5%	35,119	0.41
Excess payroll taxes related to stock-based awards	—	865	0.2%	9,135	2.5%	9,135	0.10
Amortization of intangible assets from acquisitions	—	14,949	4.0%	19,356	5.2%	19,356	0.22
Transaction expenses related to business combinations	—	—	—%	1,970	0.5%	1,970	0.02
Adjustment for income tax effect	—	—	—%	—	—%	(47,979)	(0.55)
Total non-GAAP	$372,149	$329,422	88.5%	$124,525	33.5%	$98,922	$1.12
1 Diluted weighted average shares were 87,986.

Q1 2022 Financial Results // 7

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2022
	Earnings Per Share - Diluted
U.S. GAAP expectation	$0.80	-	$1.03
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.02
Acquisition-related amortization	$0.24
Stock-based compensation and related excess payroll tax	$0.48	-	$0.54
Transaction expenses related to business combinations	$0.02
Adjustment for income tax effect	($0.15)	-	($0.16)
Non-GAAP expectation	$1.46	-	$1.64

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2022
	Earnings Per Share - Diluted
U.S. GAAP expectation	$5.00	-	$5.54
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.08
Acquisition-related amortization	$0.95	-	$0.96
Stock-based compensation and related excess payroll tax	$2.00	-	$2.16
Transaction expenses related to business combinations	$0.04
Adjustment for income tax effect	($0.67)	-	($0.71)
Non-GAAP expectation	$7.53	-	$7.94

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial
Q1 2022 Financial Results // 8

measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. Under prior accounting guidance, a fair value provision resulted in acquired deferred revenue that was often recorded on the opening balance sheet at an amount that was lower than the historical carrying value. Although this fair value provision has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In 2022, we adopted accounting guidance which eliminates the fair value provision that resulted in the deferred revenue adjustment on a prospective basis. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment for acquisitions prior to the adoption of the new guidance in 2022. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related subscription lease licenses and software maintenance contracts are renewed in future periods.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. Specifically, we exclude stock-based compensation during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the
Q1 2022 Financial Results // 9

methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Transaction expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. We exclude these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we will re-evaluate this rate for significant items that may materially affect our projections.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share
Constant currency. In addition to the non-GAAP financial measures detailed above, we use constant currency results for financial and operational decision-making and as a means to evaluate period-to-period comparisons by excluding the effects of foreign currency fluctuations on the reported results. To present this information, the 2022 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2021 comparable period, rather than the actual exchange rates in effect for 2022. Constant currency growth rates are calculated by adjusting the 2022 reported amounts by the 2022 currency fluctuation impacts and comparing the adjusted amounts to the 2021 comparable period reported amounts. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our reported results to our past reports of financial results without the effects of foreign currency fluctuations.

Q1 2022 Financial Results // 10

/ About Ansys
If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where Ansys software played a critical role in its creation. Ansys is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, Ansys is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

/ Forward-Looking Information
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•adverse conditions in the macroeconomic environment, including high inflation, and volatility in equity and foreign exchange markets; political, economic and regulatory uncertainties in the countries and regions in which we operate (including the Russian invasion of Ukraine);

•our ability to timely recruit and retain key personnel in a highly competitive labor market for skilled personnel, including potential financial impacts of wage inflation;

•impacts from tariffs, trade sanctions, export license requirements or other trade barriers (including impacts from changes to diplomatic relations and trade policy between the United States and Russia (or the United States and other countries that may support Russia or take similar actions) due to the Russian invasion of Ukraine);

•constrained credit and liquidity due to disruptions in the global economy and financial markets, that may limit or delay availability of credit under our existing or new credit facilities, or that may limit our ability to obtain credit or financing on acceptable terms or at all;

•current and future impacts of a natural disaster or catastrophe, including the COVID-19 pandemic and actions taken to address the pandemic by our customers, suppliers, regulatory authorities, and our business, on the global economy and our business and consolidated financial statements, and other public health and safety risks; and government actions or mandates surrounding the COVID-19 pandemic;

•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

Q1 2022 Financial Results // 11

•increased volatility in our revenue due to the timing, duration and value of multi-year subscription lease contracts; and our reliance on high renewal rates for annual subscription lease and maintenance contracts;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;
•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and service tax audit cases;

•our intention to repatriate previously taxed earnings in excess of working capital needs and to reinvest all other earnings of our non-U.S. subsidiaries;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or slowdown in our research and development activities;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate; and

•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission (the SEC).

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

ANSS-F

Q1 2022 Financial Results // 12